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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN PHYSICIAN PARTNERS, INC.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               -------------------


         American Physician Partners, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the following resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof were adopted by the Board of Directors of the Corporation, on May 5, 1999. The resolutions setting forth the proposed amendment are as follows:

                  "RESOLVED, that Article VII of the Restated Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

                  `The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. In furtherance and not in limitation of the Board's power to manage the business and conduct the affairs of the Corporation, the Board shall have the power, upon the affirmative vote of at least a majority of the Directors then serving, to adopt, amend or repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, the Board shall not have the power to alter, amend or repeal the second or third sentences of the first paragraph of Article III, Section 2 of the Bylaws regarding the composition of the Board, or any other Bylaw (or Article or Section thereof) that expressly provides that it cannot be altered, amended or repealed by the Board.'

         and, be it

                  RESOLVED, that the amendment (or a summary thereof) be submitted to the Corporation's stockholders for their consideration at the Annual Meeting of Stockholders to be held May 5, 1999."


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         SECOND: That thereafter, an Annual Meeting of the Stockholders of the
Corporation was duly called and held on May 5, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


                                    * * * * *


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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark L. Wagar, its President, and Paul M. Jolas, its Secretary, on May 11, 1999.


                                     AMERICAN PHYSICIAN PARTNERS, INC.



                                     By:
                                        ----------------------------------------
                                           Mark L. Wagar, President



                                     By:
                                        ----------------------------------------
                                           Paul M. Jolas, Secretary


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